Exhibit 4.1

EXECUTION VERSION

First Supplemental Indenture (this “Supplemental Indenture”), dated as of December 31, 2019, among StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Co-Issuer” and, together with the Partnership, the “Issuers”), StoneMor Inc., a Delaware corporation (the “C-Corporation”), the Subsidiary Guarantors, and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S E T H

WHEREAS, the Issuers and the Subsidiary Guarantors have heretofore executed and delivered to Wilmington Trust, National Association, in its capacity as collateral agent and as the Trustee, an indenture (as amended, modified or supplemented from time to time, the “Indenture”), dated as of June 27, 2019, providing for the issuance of $385,000,000 of 9.875% / 11.500% Senior Secured PIK Toggle Notes due 2024 (the “Notes”);

WHEREAS, Section 8.05(k) of the Indenture provides that under certain circumstances, on the date that the C-Corporation Conversion is consummated, the Partnership, the C-Corporation and the Subsidiary Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which all of the requirements set forth in the Indenture applicable to the Partnership shall thereafter be applicable to the C-Corporation (subject to the provisions of the Indenture) and the C-Corporation shall, among other things, unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 12.01 of the Indenture, the Partnership, the C-Corporation, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)    Agreement to Guarantee, etc. The C-Corporation hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article XIII thereof (with references to Subsidiary Guarantors in such Article XIII also referring, mutatis mutandis, to the C-Corporation from and after December 31, 2019). Additionally, from and after December 31, 2019, pursuant to its Guarantee, the C-Corporation agrees to be bound by the provisions of the definition of the term C-Corporation Conversion and the provisions of Section 8.05(k) of the Indenture to the extent the same relate to the C-Corporation.

(3)    Execution and Delivery. The C-Corporation agrees that the provisions of clause (2) above shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy, which may be delivered by facsimile or PDF transmission, shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)    The Trustee. The Trustee makes no representations and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the C-Corporation.

(8)    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

(9)    Representations and Warranties by C-Corporation. The C-Corporation hereby represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Indenture.

IN WITNESS WHEREOF, each of the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

STONEMOR PARTNERS L.P.

By:	/s/ Jeffrey DiGiovanni
Name:	Jeffrey DiGiovanni
Title:	Chief Financial Officer

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

By:	/s/ Jeffrey DiGiovanni
Name:	Jeffrey DiGiovanni
Title:	Chief Financial Officer

STONEMOR INC.

By:	/s/ Jeffrey DiGiovanni
Name:	Jeffrey DiGiovanni
Title:	Chief Financial Officer

[Signature Page to First Supplemental Indenture]

Alleghany Memorial Park LLC
Alleghany Memorial Park Subsidiary, Inc.
Altavista Memorial Park LLC
Altavista Memorial Park Subsidiary, Inc.
Arlington Development Company
Augusta Memorial Park Perpetual Care Company
Birchlawn Burial Park LLC
Birchlawn Burial Park Subsidiary, Inc.
Bronswood Cemetery, Inc.
Cedar Hill Funeral Home, Inc.
Cemetery Investments LLC
Cemetery Investments Subsidiary, Inc.
Cemetery Management Services, L.L.C.
Cemetery Management Services of Ohio, L.L.C.
Chapel Hill Associates, Inc.
Chapel Hill Funeral Home, Inc.
CMS West LLC
CMS West Subsidiary LLC
Columbia Memorial Park LLC
Columbia Memorial Park Subsidiary, Inc.
Cornerstone Family Insurance Services, Inc.
Cornerstone Family Services of New Jersey, Inc.
Cornerstone Family Services of West Virginia LLC
Cornerstone Family Services of West Virginia Subsidiary, Inc.
Cornerstone Funeral and Cremation Services LLC
Cornerstone Trust Management Services LLC
Covenant Acquisition LLC
Covenant Acquisition Subsidiary, Inc.
Covington Memorial Funeral Home, Inc.
Covington Memorial Gardens, Inc.
Eloise B. Kyper Funeral Home, Inc.
Forest Lawn Gardens, Inc.
Forest Lawn Memorial Chapel, Inc.
Forest Lawn Memory Gardens, Inc.
Glen Haven Memorial Park LLC
Glen Haven Memorial Park Subsidiary, Inc.

[Signature Page to First Supplemental Indenture]

Henlopen Memorial Park LLC
Henlopen Memorial Park Subsidiary LLC
Henry Memorial Park LLC
Henry Memorial Park Subsidiary, Inc.
Juniata Memorial Park LLC
KIRIS LLC
KIRIS Subsidiary, Inc.
Kirk & Nice, Inc.
Kirk & Nice Suburban Chapel, Inc.
Lakewood/Hamilton Cemetery LLC
Lakewood/Hamilton Cemetery Subsidiary, Inc.
Lakewood Memory Gardens South LLC
Lakewood Memory Gardens South Subsidiary, Inc.
Laurel Hill Memorial Park LLC
Laurel Hill Memorial Park Subsidiary, Inc.
Laurelwood Holding Company
Legacy Estates, Inc.
Loewen [Virginia] LLC
Loewen [Virginia] Subsidiary, Inc.
Lorraine Park Cemetery LLC
Lorraine Park Cemetery Subsidiary, Inc.
Modern Park Development LLC
Modern Park Development Subsidiary, Inc.
Oak Hill Cemetery LLC
Oak Hill Cemetery Subsidiary, Inc.
Osiris Holding Finance Company
Osiris Holding of Maryland LLC
Osiris Holding of Maryland Subsidiary, Inc.
Osiris Holding of Pennsylvania LLC
Osiris Holding of Rhode Island LLC
Osiris Holding of Rhode Island Subsidiary, Inc.
Osiris Management, Inc.
Osiris Telemarketing Corp.
Perpetual Gardens.Com, Inc.
Plymouth Warehouse Facilities LLC
Prince George Cemetery Corporation
PVD Acquisitions LLC
PVD Acquisitions Subsidiary, Inc.

[Signature Page to First Supplemental Indenture]

Rockbridge Memorial Gardens LLC
Rockbridge Memorial Gardens Subsidiary Company
Rolling Green Memorial Park LLC
Rose Lawn Cemeteries LLC
Rose Lawn Cemeteries Subsidiary, Incorporated
Roselawn Development LLC
Roselawn Development Subsidiary Corporation
Russell Memorial Cemetery LLC
Russell Memorial Cemetery Subsidiary, Inc.
Shenandoah Memorial Park LLC
Shenandoah Memorial Park Subsidiary, Inc.
Sierra View Memorial Park
Southern Memorial Sales LLC
Southern Memorial Sales Subsidiary, Inc.
Springhill Memory Gardens LLC
Springhill Memory Gardens Subsidiary, Inc.
Star City Memorial Sales LLC
Star City Memorial Sales Subsidiary, Inc.
Stephen R. Haky Funeral Home, Inc.
Stitham LLC
Stitham Subsidiary, Incorporated
StoneMor Alabama LLC
StoneMor Alabama Subsidiary, Inc.
StoneMor Arkansas Subsidiary LLC
StoneMor California, Inc.
StoneMor California Subsidiary, Inc.
StoneMor Cemetery Products LLC
StoneMor Colorado LLC
StoneMor Colorado Subsidiary LLC
StoneMor Florida LLC
StoneMor Florida Subsidiary LLC
StoneMor Georgia LLC
StoneMor Georgia Subsidiary, Inc.
StoneMor Hawaiian Joint Venture Group LLC
StoneMor Hawaii LLC

[Signature Page to First Supplemental Indenture]

StoneMor Hawaii Subsidiary, Inc.
StoneMor Holding of Pennsylvania LLC
StoneMor Illinois LLC
StoneMor Illinois Subsidiary LLC
StoneMor Indiana LLC
StoneMor Indiana Subsidiary LLC
StoneMor Iowa LLC
StoneMor Iowa Subsidiary LLC
StoneMor Kansas LLC
StoneMor Kansas Subsidiary LLC
StoneMor Kentucky LLC
StoneMor Kentucky Subsidiary LLC
StoneMor Michigan LLC
StoneMor Michigan Subsidiary LLC
StoneMor Mississippi LLC
StoneMor Mississippi Subsidiary LLC
StoneMor Missouri LLC
StoneMor Missouri Subsidiary LLC
StoneMor North Carolina LLC
StoneMor North Carolina Subsidiary LLC
StoneMor North Carolina Funeral Services, Inc.
StoneMor Ohio LLC
StoneMor Ohio Subsidiary, Inc.
StoneMor Oklahoma LLC
StoneMor Oklahoma Subsidiary LLC
StoneMor Operating LLC
StoneMor Oregon LLC
StoneMor Oregon Subsidiary LLC
StoneMor Pennsylvania LLC
StoneMor Pennsylvania Subsidiary LLC
StoneMor Puerto Rico LLC
StoneMor Puerto Rico Cemetery and Funeral, Inc.
StoneMor Puerto Rico Subsidiary LLC
StoneMor South Carolina LLC
StoneMor South Carolina Subsidiary LLC
StoneMor Tennessee Subsidiary, Inc.
StoneMor Washington, Inc.
StoneMor Washington Subsidiary LLC

[Signature Page to First Supplemental Indenture]

StoneMor Wisconsin LLC
StoneMor Wisconsin Subsidiary LLC
Sunset Memorial Gardens LLC
Sunset Memorial Gardens Subsidiary, Inc.
Sunset Memorial Park LLC
Sunset Memorial Park Subsidiary, Inc.
Temple Hill LLC
Temple Hill Subsidiary Corporation
The Valhalla Cemetery Company LLC
The Valhalla Cemetery Subsidiary Corporation
Tioga County Memorial Gardens LLC
Virginia Memorial Service LLC
Virginia Memorial Service Subsidiary Corporation
WNCI LLC
W N C Subsidiary, Inc.
Wicomico Memorial Parks LLC
Wicomico Memorial Parks Subsidiary, Inc.
Willowbrook Management Corp.
Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Jeffrey DiGiovanni
Name:	Jeffrey DiGiovanni
Title:	Chief Financial Officer of each Subsidiary Guarantor named above, signing on behalf of each Subsidiary Guarantor independently

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as Trustee

By:	/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

[Signature Page to First Supplemental Indenture]